EXHIBIT 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761 and No. 333-218899) and in the Registration Statement on Form F-3 (No. 333-208399) of Ctrip.com International, Ltd. of our report dated April 23, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China
April 23, 2018